CONNOLLY, GRADY & CHA, P.C.
Certified Public Accountants

CONSENT OF PUBLIC ACCOUNTANTS

Re: Excel Corporation

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for Excel Corporation of our report dated March 29, 2011, relating to the December 31, 2010 financial statements of Excel Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading “Experts”.

/s/ CONNOLLY, GRADY & CHA, P.C.

Pliladelphia, Pennsylvania

May 31, 2011